QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
EVANS & SUTHERLAND COMPUTER CORPORATION
at
$1.19 PER SHARE, NET IN CASH
Pursuant to the Offer to Purchase dated February 27, 2020
by
ELEVATE ACQUISITION CORPORATION
a subsidiary
of
ELEVATE ENTERTAINMENT INC.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, AT THE END OF MARCH 25, 2020, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.20 per share (the "Shares"), of Evans & Sutherland Computer Corporation, a Utah corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the "Depositary Agent") prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by facsimile transmission, mail or overnight courier to the Depositary Agent and must include a Guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary Agent for the Offer is:

If delivering by mail:	By Facsimile Transmission:	If delivering by hand, express mail, courier, or other expedited service:
Continental Stock Transfer & Trust Company	(212) 616-7610	Continental Stock Transfer & Trust Company
Attn: Corporate Actions/Elevate Offer		Attn: Corporate Actions/Elevate Offer
One State Street—30th Floor	Confirm Facsimile Receipt	One State Street—30th Floor
New York, NY 10004	By Telephone:	New York, NY 10004
(917) 262-2378

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY AGENT.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary Agent and must deliver the Letter of Transmittal or an Agent's Message (as defined in

Section 2 of the Offer to Purchase) and certificates for Shares to the Depositary Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

        Pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, the undersigned hereby tenders to Elevate Acquisition Corporation, a Delaware corporation, a subsidiary of Elevate Entertainment Inc., a Delaware corporation, the number of shares of common stock, par value $0.20 per share (the "Shares"), of Evans & Sutherland Computer Corporation, a Utah corporation, specified below, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 27, 2020, and in the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the "Offer"). The undersigned hereby acknowledges receipt of the Letter of Transmittal.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):

(Please type or print)
Address(es):

(Zip Code)
Name of Tendering Institution:

Area Code and Telephone No.(s):

☐	Check if delivery will be by book-entry transfer

Signature(s):

DTC Account No.:

Transaction Code No.:

Dated: , 2020

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby (i) represents that the above-named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (ii) represents that the tender of Shares effected hereby complies with Rule 14e-4, and (iii) guarantees delivery to the Depositary Agent, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary Agent's account at The Depository Trust Company, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three business days after the date hereof.

Name of Firm

Address

Zip Code

Area Code and Telephone No.

Authorized Signature

Name (Please Print or Type)

Title

Date: , 2020
NOTE:
DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

QuickLinks

  Exhibit (a)(1)(C)
GUARANTEE (Not to be used for signature guarantee)